EXHIBIT 5.1

April 9, 2021 Visium Technologies, Inc. 4094 Majestic Lane, Suite 360 Fairfax, VA 22033 RE: Registration Statement on Form S-3 Ladies and Gentlemen:

We are acting as counsel for Visium Technologies, Inc., a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 9, 2021, pertaining to the proposed offer and sale pursuant to Rule 415 under the Act from time to time, in one or more offerings, of the following securities (the “Securities”) having an aggregate offering price of up to $50,000,000:

●
common stock, par value $0.0001 per share (the “Common Stock”), of the Company issuable directly or in exchange for or upon conversion of Warrants (as defined below), or Preferred Stock (as defined below);

●	preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company issuable directly or in exchange for or upon conversion of Warrants or other Preferred Stock;

●	debt securities of the Company (the “Debt Securities”);

●	warrants of the Company (the “Warrants”) entitling the holders to purchase Common Stock, Preferred Stock, or other securities of the Company;

●	rights to purchase shares of Common Stock or Preferred Stock (the “Rights”); and

●	units (the “Units”) comprised of any combination of other Securities offered in the Registration Statement.

The Common Stock is to be issued under the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”). Each series of Preferred Stock is to be issued under the Articles of Incorporation and an amendment to the Articles of Incorporation (an “Amendment”) to be approved by the board of directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Florida Department of State, Division of Corporations (the “Florida Department of State”) in accordance with the Florida Business Corporation Act. The Debt Securities may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and the trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, the “Indentures”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”). The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants. The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and the unit agent named therein. The Rights are to be issued under one or more rights agent agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Rights Agreement”), to be entered into by the Company and a bank, trust company or other financial institution to be identified therein as rights agents. The Articles of Incorporation, each Amendment, each Warrant Agreement, each Unit Agreement, and each Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities (the “Corporate Proceedings”).

You have provided us with a draft prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements thereto (each, a “Prospectus Supplement”) in connection with each offering of Securities. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In our capacity as your counsel in connection with such registration, we have reviewed and are familiar with such documents, certificates, Corporate Proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation and By-laws, as amended, of the Company, Governing Documents and the Registration Statement (collectively, the “Constituent Documents”), and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws and the Florida Business Corporation Act, in the manner presently proposed. We have assumed and have not verified the accuracy of the factual matters of each document we have reviewed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have specifically relied upon the certification of an officer of the Company signed on even date herewith. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

With respect to the Securities to be offered and sold by the Company, we have also assumed that (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities, and such Securities shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) such Securities, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (c) at the time of any offering or sale of any Securities, there shall be a sufficient number of shares of Common Stock or Preferred Stock, authorized and unissued under the Certificate, and not otherwise reserved for issuance, except in connection with the issuance of the Securities; (d) at the time of issuance or sale of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Florida, and, in the case of Securities, the Company shall have the necessary corporate power for such issuance; (e) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (f) certificates representing the Securities, if any, shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, against payment therefor in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the Florida Business Corporation Act, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; and (g) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.
With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, such Common Stock will be duly and validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2.
With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Florida Department of State, Division of Corporations in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (d) receipt by the Company of the consideration therefor, such Preferred Stock will be duly and validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

3.
With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Debt Securities, (b) the due execution, registration of issuance and delivery of the Debt Securities and the applicable Indenture relating to the Debt Securities representing such Debt Securities against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, such Debt Securities will constitute valid and binding obligations of the Company.

4.
With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution and delivery of a Warrant Agreement, (c) the preparation and due execution and delivery of the related Warrants against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (d) the due authentication of the related Warrants by the Warrant Agent, and (e) receipt by the Company of the consideration therefor, such Warrants will be valid and binding obligations of the Company. The Warrants covered in the opinion in this paragraph includes any Warrants that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

5.
With respect to any Rights, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Rights, (b) the due authorization, execution and delivery of a Rights Agreement against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (c) the shares of Common Stock or Preferred Stock, as the case may be, underlying such Rights having been deposited with the applicable rights agent, and (d) receipt by the Company of the consideration therefor, such Rights Agreement will be a valid and binding obligation of the Company and the Rights will be valid and binding obligations of the Company. The Rights covered in the opinion in this paragraph includes any Rights that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

6.
With respect to any Units, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Units, (b) the due authorization, execution and delivery of a Unit Agreement against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (c) the Securities underlying such Units having been deposited with the applicable unit agent, and (d) receipt by the Company of the consideration therefor  such Unit Agreement will be a valid and binding obligation of the Company and the Units will be valid and binding obligations of the Company. The Units covered in the opinion in this paragraph includes any Units that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision hereof shall be included in: (a) the Amendment relating to any series of the Preferred Stock, (b) the Indenture, (c) the Warrant Agreement, (d) the Unit Agreement, (e) the Rights Agreement, or (f) any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

The opinion expressed herein is limited to the laws of the State of Florida, including the Constitution of the State of Florida, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the States of New York and New Jersey and our opinions herein assume the laws of the State of Florida as applied here are the same as in those jurisdictions. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP